IN THE SUPREME COURT OF THE STATE OF NEVADA


SAXTON INCORPORATED, A NEVADA CORPORATION;                       Case No.: 36412
AND  LAKE  TONOPAH
LIMITED PARTNERSHIP, A NEVADA LIMITED
PARTNERSHIP,
Appellants,

vs.

VOA NATIONAL HOUSING CORPORATION, A
LOUISIANA NOT-FOR-PROFIT CORPORATION,


Respondent.

-------------------------------------------


                         ORDER GRANTING STAY AND LIMITED
                         -------------------------------
                     REMAND FOR DETERMINATION OF BOND AMOUNT
                     ---------------------------------------

     This is an appeal from a district court order clarifying the rights of the parties with respect to a prior judgement. Appellants have filed a motion for a stay of the district court's order pending appeal. Respondent opposes the motion. (1)

     In determining whether to grant a stay pending appeal, this court generally considers the following four factors:

     (1) Whether the object of an appeal will be defeated if the stay is denied;
     (2) Whether appellant will suffer irreparable or serious injury if the stay is denied;
     (3) Whether respondent will suffer irreparable or serious injury if the stay granted; and
     (4) Whether  appellant  is  likely  to  prevail on the merits in an appeal.


See  NRAP  8 ( c).  After considering the motion, the opposition, and the reply,
---
we conclude that a stay is warranted in these circumstances, subject to appellants' posting of a bond. See NRAP 8 (b). We hereby grant the motion for
                                 ---
a stay of the district court's July 11, 2000, order in case number A389300, on the condition that appellants file a bond in the district court. Appellants assert that they are willing to post a bond in the amount of $1,000,000. Respondent requests that appellants be required to post a bond in the amount of

------------------------
(1) We grant appellants' motion to file a reply. The clerk of this court shall file the reply provisionally received on July 20, 2000.

$1,506,000. This court is not in a position to determine the appropriate amount of the bond, as the amount is disputed. See, e.g., Round Hill Gen.Imp. Dist. v.
                                         ---  ----
Newman, 97 Nev- 601, 604, 637 P.2d 534, 536 (1981) (noting that "an appellate court is not an appropriate forum in which to resolve disputed questions of fact"). Accordingly, we remand this matter to the district court for the limited purpose of determining the appropriate amount of the bond. The district court shall determine the bond amount within twenty (20) days from the date of this order. Appellants shall have twenty (20) days from the date of the district court's order setting the amount of the bond within which to post the bond and submit proof to the clerk of this court that the bond has been posted. We caution appellants that failure to comply with the bond condition will result in this court's vacation of the stay.

     It is so ORDERED.

                                                ------------------------  ,   J.
                                                Shearing


                                                ------------------------  ,   J.
                                                Leavitt


                                                ------------------------  ,   J.
                                                Becker


cc:    Hon.  Valorie  Vega,  District  Judge
       Brice  Buehler,  Settlement  Judge
       Kolesar  &  Leatham,  Chtd.
       Beckley  Singleton  Jemison  Cobeaga  &  List
       Clark  County  Clerk